EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-3 of our report dated March 11, 2003 (April 22, 2003 as to Note 24), appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
June 20, 2003